FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2012 THIRD QUARTER RESULTS

Santa Monica, CA – August 20, 2012 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its third fiscal quarter ended June 30, 2012.

Fiscal 2012 Third Quarter Financial Results – Compared to fiscal 2011 third quarter results:

  Net sales increased $1.5 million, or 25%, to $7.7 million in the 2012 quarter due to higher sales of Diabetic Products, which increased $1.8 million. The increase in Diabetic Products sales was offset, in part, by a decrease in Other Products sales of $0.3 million.

  Gross profit decreased $0.7 million, or 48%, to $0.8 million in the 2012 quarter. As a percentage of sales, our gross profit declined to 10% in the 2012 quarter, compared to 23% in the 2011 quarter. This decrease was due to:

    Nonrecurring costs related to; i) the restructure of our Asia-based sourcing and quality assurance operations, and ii) the remediation of certain quality issues for two major customers. These negatively impacted our gross margin by 9%.

    Introduction of new and replacement programs with lower gross margins that contributed significantly to overall product mix.

    Increases in costs of materials with respect to several large, long-standing programs, combined, in some cases, with customer price concessions.

  Sales and marketing expenses decreased $0.4 million, or 58%, to $0.3 million in the 2012 quarter due primarily to lower personnel costs resulting from the restructure of our sales, marketing, and product development team; and to a lesser extent, lower travel and entertainment, advertising and promotion, and telecommunication costs.

  General and administrative expenses decreased $0.2 million, or 14%, to $1.1 million in the 2012 quarter primarily due to lower telecommunication, office, public and personnel costs, offset in part by higher professional fees.

  Net loss from continuing operations increased $0.2 million to $0.6 million, or ($0.08) per share, in the 2012 quarter compared to $0.4 million, or ($0.05) per share in the 2011 quarter due to decreased gross profit on a higher sales base, which was offset, in part, by lower sales and marketing expenses and general and administrative expenses.

  Net loss from discontinued operations was $2.7 million, or ($0.33) per share, in the 2012 quarter, compared to $0.3 million, or ($0.03) per share, in the 2011 quarter.

Fiscal 2012 Nine-Month Period Financial Results – Compared to six-month period ended June 30, 2011:

  Net sales increased $2.9 million, or 17%, to $20 million in the 2012 period due primarily to higher sales of Diabetic Products, which increased $2.4 million, and to a lesser extent, higher sales of Other Products, which increased $0.5 million

  Gross profit decreased $0.9 million, or 23%, to $3.1 million in the 2012 period. As a percentage of sales, our gross profit declined to 15% in the 2012 period, compared to 23% in the 2011 period. This decrease was due to:

    Nonrecurring costs related to; i) the restructure of our Asia-based sourcing and quality assurance operations, and ii) the remediation of certain quality issues for two major customers. These negatively impacted our gross margin by 5%.

    Introduction of new and replacement programs with gross margins lower gross margins that contributed significantly to overall product mix.

    Increases in costs of materials with respect to several large, long-standing programs, combined, in some cases, with customer price concessions.

  Sales and marketing expenses decreased $0.7 million, or 43%, to $0.9 million in the 2012 period due primarily to lower personnel costs resulting from the restructure of our sales, marketing, and product development team, and to a lesser extent, lower advertising and promotion costs.

  General and administrative expenses increased $0.5 million, or 15%, to $3.8 million in the 2012 period primarily due to higher professional fees; higher personnel costs resulting from the restructuring and expansion of our finance and IT departments, as well as the hire of an executive officer; and occupancy costs.

  Net loss from continuing operations increased $0.8 million to $1.6 million, or ($0.20) per share, in the 2012 period, compared to $0.8 million, or ($0.10) per share in the 2011 period primarily due to decreased gross profit on a higher sales base, and to a lesser extent, higher general and administrative expenses, which were offset, in part, by lower sales and marketing expenses.

  Net loss from discontinued operations was $4.7 million, or ($0.58) per share, in the 2012 period, compared to $0.4 million, or ($0.05) per share in the 2011 period.

Robert Garrett Jr., Forward’s Chief Executive Officer, commented: “Our decision to restructure our business and focus solely on our legacy OEM division was primarily driven by the longer than estimated path to bring our Retail division to profitability, coupled with the strong top-line growth and operating leverage achieved by our OEM business over the past two years.

“In restructuring our business, we expect to eliminate a significant level of annualized operating expense by i) reducing headcount, ii) closing our Santa Monica, London, Dubai, and Saarbrucken offices, and re-establishing our corporate headquarters in Florida, where costs of operation should be lower, and iii) rationalizing other overhead cost components.  In addition, we have implemented a contracted, variable, lower cost sourcing and quality assurance solution by partnering with an Asia-based sourcing agent. We believe that this partnership will also yield meaningful longer-term benefits, in terms of negotiating favorable material costs, improving the quality of our products, and diversifying our supplier base.  We have absorbed the majority of the charges associated with our restructuring efforts in our third fiscal quarter. We also expect to implement a rigorous cost rationalization plan that aims to streamline and improve our operations on a go forward basis.”

According to James McKenna, Forward’s Chief Financial Officer, “Our gross profit margin in our third fiscal quarter was negatively impacted by a significant level of quality remediation charges, as well as transition and termination costs in respect of the restructure of our sourcing and quality operations. We believe these to be nonrecurring and when stripped out from our third fiscal quarter results, we estimate our gross profit margin would be closer to those seen in the first half of fiscal 2012.”

The tables below present our Fiscal 2012 third quarter results and are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete, interim financial statements, and more detailed information regarding the Company’s results of operations and financial condition relating to the three and nine-month periods ended June 30, 2012, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2011, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Forward’s current expectations and projections about its future results, performance, prospects and opportunities.  Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in fiscal 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2011 for information regarding risk factors that could affect the Company’s results.  Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered in Santa Monica, California, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(424) 268-3836

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Net sales...........................................................	$7,664,252	$6,156,543	$20,049,363	$17,121,017
Cost of goods sold............................................	6,906,769	4,713,959	16,989,281	13,140,385
Gross profit.......................................................	757,483	1,442,584	3,060,082	3,980,632

Operating expenses:
Selling..........................................................	282,020	674,375	925,245	1,630,050
General and administrative.............................	1,088,552	1,262,792	3,821,512	3,314,802
Total operating expenses.....................	1,370,572	1,937,167	4,746,757	4,944,852

Loss from operations........................................	(613,089)	(494,583)	(1,686,675)	(964,220)

Other (expense) income:
Interest income.............................................	21,234	34,304	88,931	69,201
Other income (expense), net..........................	(38,998)	(3,469)	(46,023)	8,871
Total other (expense) income...............	(17,764)	30,835	42,908	78,072

Loss from continuing operations......................	(630,853)	(463,748)	(1,643,767)	(886,148)
Benefit from income taxes...................................	--	56,050	--	56,050
Loss from continuing operations......................	(630,853)	(407,698)	(1,643,767)	$(830,098)
Loss from discontinued operations.......................	(2,678,075)	(275,026)	(4,722,216)	(389,939)
Net loss ...........................................................	$(3,308,928)	$(682,724)	$(6,365,983)	$(1,220,037)

Net loss per basic and diluted common share:
Loss from continuing operations.....................	$(0.08)	$(0.05)	$(0.20)	$(0.10)
Loss from discontinued operations.................	$(0.33)	$(0.03)	$(0.58)	$(0.05)
Net loss per share......................................	$(0.41)	$(0.08)	$(0.78)	$(0.15)

Weighted average number of common and common equivalent shares outstanding:
Basic and diluted.........................................	8,105,185	8,087,139	8,100,478	8,077,803

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2012	2011
Assets	(Unaudited)
Current assets:
Cash and cash equivalents......................................................................	$7,185,538	$14,911,844
Accounts receivable, net ........................................................................	6,149,205	3,894,118
Inventories.............................................................................................	2,152,071	1,014,195
Prepaid expenses and other current assets..............................................	395,216	378,008
Current assets of discontinued operations................................................	2,700,911	1,671,243
Total current assets....................................................................	18,582,941	21,869,408

Property and equipment, net....................................................................	234,847	302,158
Other assets..........................................................................................	27,601	88,716
Total Assets.............................................................................................	$18,845,389	$22,260,282

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable..................................................................................	$4,282,528	$2,787,263
Accrued expenses and other current liabilities..........................................	1,327,439	465,995
Current liabilities of discontinued operations.............................................	806,079	324,335
Total liabilities...........................................................................	6,416,046	3,577,593

Commitments and contingencies...........................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued and outstanding......................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,811,595 and 8,794,296 shares issued; and 8,105,185 and 8,087,886 shares outstanding, respectively...................	88,116	87,943
Capital in excess of par value..................................................................	16,969,695	16,845,673
Treasury stock, 706,410 shares at cost...................................................	(1,260,057)	(1,260,057)
Retained earnings (accumulated deficit)...................................................	(3,356,853)	3,009,130
Accumulated other comprehensive loss – foreign currency translation.........	(11,558)	--
Total shareholders’ equity.....................................................................	12,429,343	18,682,689
Total liabilities and shareholders’ equity...............................................	$18,845,389	$22,260,282